UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 15, 2018
Date of Report (Date of earliest event reported)

Green Hygienics Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

NEVADA	000-54338	26-2801338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13795 Blaisdell Place, Suite 202, Poway, CA		92064
(Address of Principal Executive Offices)		(Zip Code)

1 (855) 802-0299
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 15, 2018, the Company executed a Definitive Agreement to acquire certain technology, including all of the associated property rights, copyrights, enhancements, modifications, updates and all derivative works of Canna Brands, in exchange for One Million (1,000,000) common shares of the Company.

The primary technology assets include CannagramServices.com, Myijuana and Coursepro Academy.

The technology was acquired from Jeff Palumbo, our current Chief Technology Officer, who is the owner of Canna Brands.

Item 8.01 Other Events

On August 1, 2018, the Company engaged Network Newswire to provide corporate communications, news syndication and social media solutions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN HYGIENTICS HOLDINGS, INC.

Dated: September 18, 2018	By:	/s/ Ronald Loudoun
Ronald Loudoun,
Principal Executive Officer, Principal Accounting Officer,
Chief Financial Officer, Secretary, Chairman of the Board

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